Exhibit 10.2

EXECUTION VERSION

GUARANTY

GUARANTY, dated as of December 27, 2016 (this “Guaranty”), made by Realty Finance Trust, Inc., a Maryland corporation (“Guarantor”), for the benefit of Goldman Sachs Bank USA, a New York State member bank (“Purchaser”).

WITNESSETH:

WHEREAS, Purchaser and RFT GS Loan, LLC, a Delaware limited liability company (the “Seller”), are parties to that certain Master Repurchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller and Guarantor will derive benefits, directly and indirectly, from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated by the Repurchase Agreement and the other Transaction Documents; and

WHEREAS, it is a condition precedent to the Repurchase Agreement and the consummation of the Transaction thereunder that Guarantor execute and deliver this Guaranty for the benefit of Purchaser.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE I.

Defined Terms

(a)          Each of the definitions set forth on Exhibit A hereto are hereby incorporated herein by reference. Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

(b)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

ARTICLE II.

NATURE AND SCOPE OF GUARANTY

(a)          Guaranty of Obligations. The Guarantor’s guaranteed obligations (the “Guaranteed Obligations”) are as follows:

(i)          Guarantor hereby irrevocably and unconditionally guarantees and promises to Purchaser and its successors and assigns, the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) subject to clause (iii) below, all payment obligations owing by Seller to Purchaser under or in connection with the Repurchase Agreement and any other Transaction Documents (the “Limited Recourse Obligations”); (b) all reasonable out of pocket court costs, enforcement costs and legal and other expenses (including reasonable attorneys’ fees and expenses) (collectively, “Costs”) that are incurred by Purchaser in the enforcement of any obligation of Guarantor under this Guaranty; and (c) all actual out-of-pocket losses, damages (but not including consequential damages) and costs that are incurred by Purchaser as a direct consequence of any of the following events:

(1)         any fraud, intentional material misrepresentation, gross negligence, illegal acts or willful misconduct by Seller or Guarantor (collectively, “Obligor(s)”) or any of their respective Affiliates, in connection with the Repurchase Agreement, the Transaction Documents or any Purchased Asset;

(2)         any Obligor’s or any of its Affiliates’ misapplication or misappropriation of any income or other amounts received from any Purchased Asset in violation of the terms and conditions of any Transaction Document;

(3)         either Obligor or any of its Affiliates seeking judicial intervention or injunctive or other equitable relief of any kind or asserting in a pleading filed in connection with a judicial proceeding against Purchaser, a defense against the existence of any Event of Default or any remedies pursued by Purchaser due to such Event of Default which is frivolous, brought in bad faith, without merit (in the case of a defense) or unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief;

(4)         either Obligor or any of its Affiliates voluntarily granting or creating, or consenting in writing to the grant or creation of, any Lien, encumbrance or security interest in or on any Purchased Asset or any Collateral, the Pledged Collateral (as defined in the Equity Pledge Agreement) or the Originator Pledged Collateral (as defined in the Originator Pledge Agreement), other than, in each case, liens that are permitted by the Transaction Documents;

(5)         any material breach of any representations and warranties contained in any Transaction Document by either Obligor including but not limited to any representations and warranties relating to (A) Environmental Laws, (B) any indemnity for costs incurred in connection with the violation of any Environmental Law, (C) the correction of any environmental condition, or (D) the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law, in each case to the extent affecting Seller’s or any of its Affiliates’ properties or any of the Purchased Assets;

(6)         Seller’s failure to obtain Buyer’s prior written consent to any voluntary incurrence of Indebtedness by Seller or any of its successors or assigns not permitted under the Transaction Documents; and

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(7)         any material breach of the separateness covenants contained in the Repurchase Agreement.

(ii)         Notwithstanding anything to the contrary herein, the limitation on recourse liability as set forth under Article II(a)(iii) hereof with respect to the Limited Recourse Obligations shall be of no further force and effect and Guarantor irrevocably and unconditionally guarantees and promises to pay to Purchaser (and its successors and permitted assigns), in lawful money of the United States, in immediately available funds, the entire Repurchase Price immediately upon the occurrence of:

(1)         with respect to any Obligor: (A) the commencement by such Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law, or such Person seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such Person or all or substantially all of the property of and assets of such Person (unless consented to by Purchaser); (B) the commencement of any such case or proceeding against such Person, seeking such an appointment or election, that arose from any collusive action or assistance of any such Person or its Affiliates or their agents (or, as to which, any such Person files a petition seeking to join as a party); or (C) the making by such Person of a general assignment for the benefit of creditors;

(2)         any Obligor, or any Affiliate thereof attempts at any time, in any court proceeding, takes any position in writing that seeks to, (A) except as expressly permitted by the Transaction Documents, recharacterize any of the Transactions or any of the Transaction Documents as a loan, as a debt or any financing arrangement between or among any Obligor and Purchaser, rather than a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, or (B) assert in writing or in a court proceeding that any of the Transactions is not a “master netting agreement” as such term is defined in Section 101 of Title 11 of the United States Code, as amended, or a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended;

(3)         any material breach of the separateness covenants contained in the Repurchase Agreement that results in the substantive consolidation of Seller with any other Person under any federal or state bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors.

(iii)        Notwithstanding anything herein to the contrary, solely with respect to the Limited Recourse Obligations set forth in clause (i)(a) of this Article II(a), (A) prior to the Amortization Extension Period the maximum liability of Guarantor under said clause (i)(a) shall in no event exceed an amount equal to twenty-five percent (25%) of the then aggregate Repurchase Price of all Purchased Assets, measured at the time the Guaranteed Obligations become due and payable and (B) during any Amortization Extension Period, the maximum liability of Guarantor under said clause (i)(a) shall in no event exceed an amount equal fifty percent (50%) of the then aggregate Repurchase Price of the Purchased Assets, measured at the time the Guaranteed Obligations become due and payable.

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(b)         Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Purchaser and any permitted successor, endorsee, transferee or assignee (each, an “Assignee”) of Purchaser’s rights and obligations under the Repurchase Agreement, in proportion to the percentage interest therein owned by such Assignee, and shall not be discharged by the assignment or negotiation of all or part thereof.

(c)         Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, other than any notice to the Seller expressly required by the Repurchase Agreement or any other Transaction Document. The obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Seller or any other party, against Purchaser or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise

(d)         No Duty to Pursue Others. It shall not be necessary for Purchaser (and Guarantor hereby waives any rights which Guarantor may have to require Purchaser), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Seller or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Purchaser’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join Seller or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Purchaser shall not be entitled to actually receive payment of the same amounts from both Seller and Guarantor. Purchaser shall not be required to mitigate damages or take any other action to collect or enforce the Guaranteed Obligations.

(e)         Waivers. Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Purchaser to Seller or any purchases of the Purchased Assets made by Purchaser from Seller, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Repurchase Agreement or of any other Transaction Documents, (iv) the execution and delivery by Seller and Purchaser of any other agreement or of Seller’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Guaranteed Obligations, (v) the occurrence of any breach by Seller or an Event of Default under the Transaction Documents, (vi) Purchaser’s transfer or disposition of the Transaction Documents, or any part thereof, in accordance with the terms and conditions of the Transaction Documents, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Seller, (ix) any other action at any time taken or omitted by Purchaser and (x) all other demands and notices of every kind in connection with this Guaranty, the Transaction Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations, other than, in each case any notice to the Seller expressly required by the Repurchase Agreement or any other Transaction Document.

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(f)          Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Purchaser, pay Purchaser all costs and expenses (including, without limitation, the fees and expenses of counsel) actually incurred by Purchaser in the enforcement hereof or the preservation of Purchaser’s rights hereunder. The covenant contained in this Article 2(f) shall survive the payment and performance of the Guaranteed Obligations.

(g)         Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Purchaser must rescind or restore any payment, or any part thereof, received by Purchaser in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Purchaser shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Seller and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Seller’s or Guarantor’s payment and performance of the Guaranteed Obligations which is not so rescinded or Guarantor’s performance of such obligations and then only to the extent of such performance.

(h)         Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Purchaser), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Seller or any other party liable to Seller or Purchaser for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until all amounts then due and owing to Purchaser in respect of the Guaranteed Obligations are paid in full and the Repurchase Agreement has been terminated. Guarantor hereby subordinates all of its subrogation rights against Seller arising from payments made under this Guaranty to the full payment of all Guaranteed Obligations then due and payable to the Purchaser for a period of ninety-one (91) days following any payment by the Guarantor in respect of the Guaranteed Obligations and the Repurchase Agreement has been terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations then due and payable shall not have been paid in full, such amount shall be held by Guarantor in trust for Purchaser, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Purchaser in the form received by Guarantor (duly indorsed by Guarantor to Purchaser, if required), to be applied against any and all of the Guaranteed Obligations then due, in such order as Purchaser may determine. Notwithstanding the foregoing, provided no Default shall have occurred and then be continuing and no Event of Default exists under the Transaction Documents, nothing in this Guaranty shall limit the rights of Seller to make any distributions, or the rights of Guarantor, directly or indirectly, to cause the Originator or Seller to make distributions in respect of membership or partnership interests in Seller or Originator, as the case may be, under their respective organizational documents, subject to and in accordance with such organizational documents and all Requirements of Law, except to the extent otherwise expressly provided in any Transaction Document.

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(i)          Seller. The term “Seller” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Seller or any interest in Seller.

ARTICLE III.

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent required by the terms hereof, and waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof or any other Transaction Document, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a)         Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Repurchase Agreement, the other Transaction Documents (other than this Guaranty), or any other document, instrument, contract or understanding between Seller and Purchaser, or any other parties, pertaining to the Guaranteed Obligations.

(b)         Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Purchaser to Seller.

(c)         Condition of Seller or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Seller, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations or any dissolution of Seller or Guarantor, or any sale, lease or transfer of any or all of the assets of Seller or Guarantor, or any changes in the shareholders, partners or members of Seller or Guarantor; or any reorganization of Seller or Guarantor.

(d)         Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability against Seller of all or any part of the Repurchase Agreement or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Repurchase Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iii) the Seller has valid defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Seller, (iv) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable or (v) the Repurchase Agreement, or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Seller or any other person is found not liable on the Guaranteed Obligations or any part thereof for any reason.

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(e)         Release of Obligors. Any full or partial release of the liability of Seller on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement, as between Purchaser and Guarantor, that other parties will be liable to pay or perform the Guaranteed Obligations, or that Purchaser will look to other parties to pay or perform the obligations of Seller under the Repurchase Agreement or the other Transaction Documents.

(f)          Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

(g)         Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any party other than Purchaser or its Affiliates of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

(h)         Care and Diligence. Except to the extent the same shall result from the gross negligence or willful misconduct of Purchaser, the failure of Purchaser or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Purchaser (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(i)          Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

(j)          Offset. Reduction, discharge or release because of any existing or future right of offset, claim or defense (other than payment of the Guaranteed Obligations) of Seller against Purchaser, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations).

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(k)         Merger. The reorganization, merger or consolidation of Seller into or with any other corporation or entity.

(l)          Preference. Any payment by Seller to Purchaser is held to constitute a preference under bankruptcy laws, or for any reason Purchaser is required to refund such payment or pay such amount to Seller or someone else.

(m)        Other Actions Taken or Omitted. Except to the extent the same shall result from the gross negligence or willful misconduct of Purchaser, any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

To induce Purchaser to enter into the Transaction Documents, Guarantor represents and warrants to Purchaser as follows:

(a)         Benefit. Guarantor has received, or will receive, indirect benefit from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated therein.

(b)         Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Seller and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Guaranteed Obligations.

(c)         No Representation By Purchaser. Neither Purchaser nor any other party on Purchaser’s behalf has made any representation or warranty to Guarantor in order to induce Guarantor to execute this Guaranty.

(d)         Solvency. As of the date hereof, Guarantor is, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, will be, solvent, and has, and will have, after giving effect to this Guaranty and the contingent obligation evidenced hereby, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has, and will have, after giving effect to this Guaranty and the contingent obligation evidenced hereby, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.

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(e)         Organization. Guarantor (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) is duly licensed, qualified, and in good standing in each jurisdiction where such licensing or qualification is necessary for the transaction of Guarantor’s business, except where failure to be so licensed or qualified would not be reasonably likely to have a Material Adverse Effect, (iii) has the power to own its properties and to transact the businesses in which it is now engaged.

(f)          Authority. Guarantor represents that (A) it is duly authorized to execute and deliver this Guaranty and to perform its obligations under this Guaranty, and has taken all necessary action to authorize such execution, delivery and performance, and (B) each person signing this Guaranty on its behalf is duly authorized to do so on its behalf.

(g)         Due Execution. This Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration.

(h)         Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(i)          Approvals and Consents. No consent, approval or other action of, or filing by, Guarantor with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Guaranty.

(j)          Licenses and Permits. Guarantor possesses all rights, licenses, permits, and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(k)         Non-Contravention. Neither the execution and delivery of this Guaranty, nor consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (A) the organizational documents of Guarantor, (B) any agreement by which Guarantor is bound or to which any assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Guarantor, other than pursuant to the Transaction Documents, to the extent that such breach would be reasonably likely to have a Material Adverse Effect, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, to the extent that such breach would be reasonably likely to have Material Adverse Effect, or (D) any Requirement of Law applicable to Guarantor in any material respect.

(l)          Litigation/Proceedings. As of the date hereof, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Guarantor, threatened in writing against Guarantor, or any of its assets that (A) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby or thereby or (B) if adversely determined, would be reasonably likely to have a Material Adverse Effect.

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(m)        No Outstanding Judgments. There are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America that would have a Material Adverse Effect or which would require the payment of money in an amount at least equal to the Litigation Threshold.

(n)         Compliance with Law. As of the date hereof, Guarantor is in compliance in all material respects with all Requirements of Law. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

All representations and warranties made by Guarantor herein shall survive until payment in full of the Guaranteed Obligations and termination of the Repurchase Agreement.

ARTICLE V.

COVENANTS OF GUARANTOR

Guarantor covenants and agrees with Purchaser that, until payment in full of all Guaranteed Obligations and termination of the Repurchase Agreement:

(a)          Guarantor Notices.

(i)          Default or Event of Default. Guarantor shall, as soon as possible but in no event later than two (2) Business Days after obtaining actual knowledge of such event, notify Purchaser of the occurrence of any Default or Event of Default.

(ii)         Other Defaults. Guarantor shall promptly, and in any event within two (2) Business Days after it acquired knowledge thereof, notify Purchaser of any default or event of default (or similar event) on the part of Guarantor under any Indebtedness or other material contractual obligations of Guarantor in an amount that is, in the aggregate, greater than the Default Threshold.

(iii)        Litigation and Judgments. Guarantor shall promptly (and in any event within two (2) Business Day after knowledge thereof) notify Purchaser of the commencement or threat of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding affecting Guarantor or any of its Subsidiaries which (A) relates to a Purchased Asset, (B) questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, (C) makes a claim against Guarantor in an aggregate amount greater than the applicable Litigation Threshold or (iv) which, individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

(iv)        Corporate Change. Guarantor shall not change its jurisdiction of organization unless it shall have provided Purchaser not less than ten (10) Business Days following the taking of such action.

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(b)         Reporting. Guarantor shall deliver (or cause to be delivered) to Purchaser all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Article 12(b) of the Repurchase Agreement.

(c)         Preservation of Existence; Licenses. Guarantor shall at all times maintain and preserve its legal existence and all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business and for its performance under this Guaranty.

(d)         Compliance with Obligations. Guarantor shall at all times comply (i) with its organizational documents, (ii) in all material respects with any agreements by which it is bound or to which its assets are subject and (iii) any Requirement of Law applicable to it in all material respects.

(e)         Books of Record and Accounts. Guarantor shall at all times keep proper books, records and accounts in which entries that are full, true and correct in all material respects shall be made of its transactions fairly in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP, consistently applied.

(f)          Taxes and Other Charges. Guarantor shall timely file all income, franchise and other tax returns required to be filed by it and shall pay and discharge all taxes, levies, assessments and other charges imposed on it, on its income or profits, on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(g)         Due Diligence. Guarantor shall permit Purchaser to conduct continuing due diligence in accordance with Article 28 of the Repurchase Agreement.

(h)         No Change of Control. Guarantor shall not, without the prior consent of Purchaser, permit a Change of Control to occur.

(i)          Limitation on Distributions. After the occurrence and during the continuation of any Default or Event of Default or the breach of any of the financial covenants set forth in Article V(k) below, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Guarantor (each, a “Distribution”), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor.

(j)          Voluntary or Collusive Filing. Guarantor shall not voluntarily file a case, or join or collude with any Person in the filing of an involuntary case, in respect of Seller under the Bankruptcy Code.

(k)         Financial Covenants. Guarantor shall at all times satisfy the following financial covenants, as determined quarterly following the end of each fiscal quarter of Guarantor on a consolidated basis in accordance with GAAP, consistently applied:

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(i)          Minimum Tangible Net Worth. The Guarantor’s Tangible Net Worth shall not be less than the sum of (i) $450,0000 and (ii) an amount equal to 75% of the value of any issuance of Equity Interests in Guarantor after the Closing Date.

(ii)         Debt to Equity Ratio. The maximum ratio of Indebtedness to Tangible Net Worth shall not exceed 3.1 to 1.0.

(iii)        Cash Liquidity. Cash Liquidity shall not fall below $35,000,000.

ARTICLE VI.

SET-OFF

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Guarantor hereby grants to Purchaser a right, following the occurrence and during the continuance of an Event of Default, to set-off, without notice to Guarantor, any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Guarantor to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Purchaser or its Affiliates to Guarantor, (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Guarantor and the proceeds therefrom, now or hereafter held or received for the account of Guarantor (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).

Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Guarantor, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Guarantor under the Transaction Documents or this Guaranty, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts.  If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Article VI shall be effective to create a charge or other security interest. This Article VI shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY GUARANTOR UNDER THIS GUARANTY, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.

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ARTICLE VII.

MISCELLANEOUS

(a)         Waiver. No failure to exercise, and no delay in exercising, on the part of Purchaser, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Purchaser hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Purchaser and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof).

(b)         Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery, with proof of delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (iv) by telecopier (with answerback acknowledged), provided that such telecopied notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above, or (v) by electronic mail, provided that such electronic mail notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above; in the case of notice to the Purchaser, to the address specified in Exhibit I to the Repurchase Agreement and, in the case of notice to Guarantor, to the address specified below, or to such other address and person as shall be designated from time to time by Guarantor or Purchaser, as the case may be, in a written notice to the other in the manner provided for in this Article VI(b). A notice shall be deemed to have been given: (1) in the case of hand delivery, at the time of delivery, (2) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (3) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (4) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article VI or (5) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article VI. A party receiving a notice that does not comply with the technical requirements for notice under this Article VI may elect to waive any deficiencies and treat the notice as having been properly given.

Purchaser:	Goldman Sachs Bank USA c/o Goldman, Sachs & Co.

200 West Street

7th FL

New York, New York 10282

Attn:	Jeffrey Dawkins
Tel:	(212) 902-6852
Email:	jeffrey.dawkins@gs.com

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with a copy to:	Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

6011 Connection Drive

Irving, Texas 75039

Attn:	Warehouse Lending
Email:	gs-warehouselending@gs.com

with a copy to:	Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attn:	Richard D. Jones
Tel:	(215) 994 3844
Fax:	(215) 655 3844
Email:	richard.jones@dechert.com

Guarantor:	Realty Finance Trust, Inc.

c/o Benefit Street Partners L.L.C.

9 West 57th Street

Suite 4920

New York, New York 10019

Attn:	Micah Goodman
Managing Director and General Counsel
Tel:	(212) 588-6982
Email:	M.Goodman@provequity.com.

with a copy to:	DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, New York 10020

Attn:	Jeffrey B. Steiner
Tel:	(212) 335-4580
Fax:	(917) 778-8690
Email:	Jeffrey.Steiner@dlapiper.com

(c)          GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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(d)          SUBMISSION TO JURISDICTION; WAIVERS.

(i)          Guarantor irrevocably and unconditionally (A) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Repurchase Agreement or the Transaction and (B) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(ii)         To the extent that Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Repurchase Agreement or the Transactions.

(iii)        Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. Guarantor hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article VI(d) shall affect the right of Purchaser to serve legal process in any other manner permitted by law or affect the right of Purchaser to bring any action or proceeding against Guarantor or its property in the courts of other jurisdictions, and nothing in this Article VI(d) shall affect the right of Guarantor to serve legal process in any other manner permitted by law or affect the right of Guarantor to bring any action or proceeding against Purchaser or its property in the courts of other jurisdictions.

(iv)        GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(e)         Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

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(f)          Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Purchaser.

(g)         Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Purchaser, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. Purchaser may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Repurchase Agreement.

(h)         Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty.

(i)          Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

(j)          Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Seller to Purchaser, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Purchaser hereunder shall be cumulative of any and all other rights that Purchaser may ever have against Guarantor. The exercise by Purchaser of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

(k)         Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Purchaser with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Purchaser as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Purchaser, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Purchaser relating to the subject matter hereof.

(l)          Intent. Guarantor intends (i) that this Guaranty constitute a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code and (ii) that this Guaranty constitutes a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code.

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(m)        Facilities with Other Lenders. To the extent that Guarantor is obligated (as a guarantor with respect to commercial real estate assets or as a direct obligor in respect of commercial real estate assets owned directly by Guarantor) under any other repurchase agreement, warehouse facility or other similar credit facility involving the financing of commercial real estate assets which is similar to the financing of the Purchased Assets under the Repurchase Agreement (whether now in effect or in effect at any time during the term of this Guaranty) to comply with any financial covenant that is comparable to any of the financial covenants set forth in in Article V(k) of this Guaranty or in like covenants in any other Transaction Document, and such comparable financial covenant is more restrictive to Guarantor or otherwise more favorable to the related lender or buyer thereunder than any financial covenant set forth in this Guaranty or in any other Transaction Document, or is in addition to any financial covenant set forth in this Guaranty or in any other Transaction Document, then such comparable or additional financial covenant shall, with no further action required on the part of Guarantor or Buyer, automatically become a part of this Guaranty or in such other Transaction Document, as the case may be, and be incorporated herein and/or therein, and Guarantor hereby covenants to maintain compliance with such comparable or additional financial covenant at all times throughout the remaining term of this Guaranty. In connection therewith, Guarantor agrees to promptly notify Buyer of the execution of any agreement or other document that would cause the provisions of this Article VII(m) to become effective. Guarantor further agrees to execute and deliver any new guaranties, agreements or amendments to this Guaranty or any other Transaction Document necessary to evidence all such new or modified provisions, subject to the terms of this Article VII(m), provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto and thereto. If an applicable repurchase agreement, warehouse facility or other similar credit facility subject to a more restrictive or additional financial covenant pursuant to this Article VII(m) terminates and is no longer binding upon Guarantor, then Guarantor may deliver a written request to Purchaser to enter into an amendment to this Guaranty in order to reflect less restrictive financial covenants which are mutually agreed upon by Guarantor and Purchaser, which request may be granted or denied by Purchaser in its sole discretion.

[SIGNATURE ON NEXT PAGE]

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IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above.

Realty Finance Trust, Inc.,
a Maryland corporation

By:	/s/ Micah Goodman
Name: Micah Goodman
Title: Authorized Signatory

EXHIBIT A

FINANCIAL COVENANT DEFINITIONS

“Cash”: means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Equivalents”: means, with respect to any Person and its Consolidated Subsidiaries, and any date, to the extent owned by such Person or any of its Consolidated Subsidiaries free and clear of all liens, marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States Government; provided that, solely for the purpose of calculating Cash Liquidity, Cash Equivalents shall include fifty percent (50%) of the excess of (a) the fair market value (as determined by Purchaser in its sole discretion) of CMBS securities owned by Guarantor, over (b) the aggregate amount of Indebtedness (including, without limitation, repurchase obligations) secured by such CMBS securities owned by Guarantor (but the aggregate amount of Cash Equivalents included pursuant to this proviso shall not exceed $5,000,000).

“Cash Liquidity”: means, with respect to any Person and any date, the sum of (i) the unrestricted Cash of such Person, (ii) the aggregate amount of all unfunded investor capital commitments of such Person, if any, that are available to be called on without condition other than any that are available to be called on without condition and are not pledged to any other Person or subject to any Lien, net of amounts outstanding under any subscription financing line of credit of such Person or any of its consolidated Subsidiaries and (iii) Cash Equivalents of such Person, all on or as of such date.

“Capitalized Lease Obligations”: means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases under GAAP on the balance sheet of such Person and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Consolidated Subsidiaries”: means, with respect to any Person and any date, any and all Subsidiaries of such Person that are consolidated with such Person in accordance with GAAP.

“Fixed Charges”: means, with respect to any Person for the applicable measurement period, the sum of (a) debt service with respect to the Indebtedness of such Person, (b) all preferred dividends, (c) Capitalized Lease Obligations paid or accrued during such period, (d) capital expenditures (if any), and (e) any amounts payable under any ground lease.

“Interest Expense”: means, with respect to any Person for the applicable measurement period, consolidated interest expense of such Person determined on a consolidated basis without duplication, whether paid or accrued, without deduction of consolidated interest income of such Person, including, without limitation or duplication, or, to the extent not so included, with the addition of: (i) interest expense associated with any interest rate hedging activity of such Person; (ii) the amortization of debt discounts by such Person; and (iii) prepayment penalties and debt extinguishment charges paid by such Person, in all cases as reflected in the applicable consolidated financial statements of such Person and all as determined in accordance with GAAP.

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“Moody’s”: Moody’s Investors Service, Inc., and its successors-in-interest.

“Net Income”: means, with respect to any Person for any period, the consolidated net income for such period of such Person as reported in such Person’s financial statements prepared in accordance with GAAP.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest.

“Tangible Net Worth”: means, with respect to any Person and any date, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP minus (i) intangible assets included in the foregoing and (ii) prepaid taxes and/or expenses, all on or as of such date.

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